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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-1 of our report dated January 29, 2004, except for the 100-for-one share split described in Note 20 as to which the date is February 4, 2004, relating to the consolidated financial statements of Linktone Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers

Shanghai, People's Republic of China
February 17, 2004